UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2017

RELM Wireless Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32644	59-3486297
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7100 Technology Drive, West Melbourne, FL		32904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 984-1414

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 8.01
Other Events.

On December 19, 2017, RELM Wireless Corporation (the “Company”) entered into a settlement agreement (the “Agreement”) with The Sales Group, Inc. (“TSG”), pursuant to which TSG agreed to dismiss with prejudice its lawsuit filed against the Company in the U.S. District Court for the Central District of California. Pursuant to the Agreement, the Company agreed to pay an amount of $900,000 to TSG on or before December 31, 2017. The Company also agreed to pay to TSG commissions, at the rates in effect since February 7, 2013, on all orders for the Company’s products received from the States of Arizona, California, Nevada and Hawaii by the Company from January 1, 2018 through December 31, 2018 and accepted by the Company, other than for (i) sales of the Company’s products to federal government agencies and offices, (ii) sales of the Company’s products to other end users, excepting state and local government agencies and offices, and (iii) sales of parts or service, including warranty service. In addition, if at any time on or before December 31, 2018, the Company completes a change-in-control transaction, then the Company will pay to TSG an amount equal to $2 million, less the amount of commissions paid by the Company with respect to 2018, as described above. The Agreement settles all claims raised by TSG in its lawsuit against the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION

By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer

Date: December 22, 2017